                                                                                                                                               EXHIBIT 11
                                                                                                                                              Page 1 of 2

FAMILY DOLLAR STORES, INC.
STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                                   QUARTER ENDED                                  QUARTER ENDED
AS PRESENTED (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                              June 1, 2002                                   June 2, 2001
                                                                      ----------------------------------------       ----------------------------------------
                                                                            BASIC               DILUTED                    BASIC                DILUTED
                                                                      ------------------   -------------------       ------------------    ------------------

AVERAGE SHARES OUTSTANDING                                                      173,074               173,074                  171,740               171,740

NET INCOME                                                                      $61,060               $61,060                  $53,489               $53,489

NET INCOME PER SHARE                                                              $0.35                 $0.35                    $0.31                 $0.31

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS
ADDITIONAL WEIGHTED AVERAGE SHARES FROM ASSUMED EXERCISE
   AT THE BEGINNING OF THE YEAR OF DILUTIVE STOCK OPTIONS                                               4,680                                          4,752

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)
                                                                                                       (3,397)                                        (3,463)
                                                                                           -------------------                             ------------------
NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES                                                1,283                                          1,289

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                                                  0.74%                                          0.75%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                                                       174,357                                        173,029

NET INCOME                                                                                            $61,060                                        $53,489

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                                                            $0.35                                          $0.31

                                                                                                                                               EXHIBIT 11
                                                                                                                                              Page 2 of 2
FAMILY DOLLAR STORES, INC.
STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                               THREE QUARTERS ENDED                           THREE QUARTERS ENDED
AS PRESENTED (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                              June 1, 2002                                   June 2, 2001
                                                                                (THIRTY NINE WEEKS)                               (FORTY WEEKS)
                                                                      ----------------------------------------       ----------------------------------------
                                                                            BASIC               DILUTED                    BASIC                DILUTED
                                                                      ------------------   -------------------       ------------------    ------------------

AVERAGE SHARES OUTSTANDING                                                      172,641               172,641                  171,459               171,459

NET INCOME                                                                     $175,035              $175,035                 $155,405              $155,405

NET INCOME PER SHARE                                                              $1.01                 $1.01                    $0.91                 $0.91

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS
ADDITIONAL WEIGHTED AVERAGE SHARES FROM ASSUMED EXERCISE
   AT THE BEGINNING OF THE YEAR OF DILUTIVE STOCK OPTIONS                                               5,102                                          4,955

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)
                                                                                                       (3,775)                                        (3,798)
                                                                                           -------------------                             ------------------
NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES                                                1,327                                          1,157

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                                                  0.77%                                          0.67%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                                                       173,968                                        172,616

NET INCOME                                                                                           $175,035                                       $155,405

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                                                            $1.01                                          $0.90